UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2008

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

We are filing this Form 8-K/A in order to reflect a revision to the unaudited 2007 year end results announced on February 26, 2008.

On March 17, Yadkin Valley filed a Form 12b-25 relating to the filing of its Annual Report on Form 10-K for the year ended December 31, 2007.  Because Yadkin Valley is an “accelerated filer” under the Securities Exchange Act of 1934, Yadkin Valley  was required to file the Form 12b-25 in order to obtain an extension of time to file its Annual Report on Form 10-K.  The Company has completed its preliminary analysis, but the Company’s audit is not yet completed for the fiscal year ended December 31, 2007.  As a result of its analysis, Yadkin Valley’s management has concluded that the provision for loan losses will be approximately $2,489,000 for the year ended December 31, 2007, rather than the $1,089,000 previously reported.  On February 26, 2008, the Company reported unaudited diluted earnings per share (“EPS”) of $0.37 and $1.45, respectively, for the quarter and year ended December 31, 2007.  After recording the additional loan loss provision, the Company expects EPS to be approximately $0.29 for the fourth quarter and $1.37 for the year ended December 31, 2007.  As a result of this analysis, Yadkin Valley’s management has determined that there exists a material weakness in Yadkin Valley’s internal control over financial reporting (as defined by applicable auditing standards adopted after passage of Sarbanes-Oxley and as further described below).

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses will prevent a conclusion by management that the Company’s internal controls were effective as of December 31, 2007 when management reports on the Company’s internal controls in the Form 10-K.  The identified material weaknesses relate to deficiencies described above.  The Company is in the process of remediating each of these areas of identified material weakness and all other control deficiencies identified to date in management’s assessment and testing of internal controls.

The Audit Committee has been actively investigating the facts surrounding the identified control deficiencies to ensure that management takes appropriate and effective corrective action to address all such control deficiencies, including noncompliance with policies of the Company and the Bank.

Yadkin Valley is required to file its Annual Report on Form 10-K for the year ended December 31, 2007 on or before March 31, 2008, and it expects to complete the analysis of this matter and file such report on or prior to that date.

The information provided in this Item 2.02 and elsewhere in this report on Form 8-K includes forward-looking statements, including statements regarding management’s preliminary determination with respect to an adjustment to Yadkin Valley’s financial statements for the year ended December 31, 2007 and management’s expectation with respect to the timing of the filing of Yadkin Valley’s Annual Report on Form 10-K. Various factors could cause actual results to differ materially from those indicated by such forward-looking statements, including the completion of Yadkin Valley’s analysis of the matters described above and potential delays in the completion of Yadkin Valley’s consolidated financial statements and the related audit of such financial statements, and Yadkin Valley’s Annual Report on Form 10-K. In addition, the statements contained herein represent Yadkin Valley’s expectations and beliefs as of the date of this filing, and subsequent events and developments may cause these expectations and beliefs to change. Yadkin Valley does not assume any obligation to update any forward-looking statements or other information contained in this document.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Corrected earnings press release for the quarter ended December 31, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ Edwin E. Laws
Name:	Edwin E. Laws
Title:	Chief Financial Officer

Dated: March 18, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Corrected earnings press release for the quarter ended December 31, 2007.